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                                                                 Exhibit (a)(6)


                            [LCC LOGO APPEARS HERE]

                                October __, 2001


The company will hold a company-wide conference call and workshops to discuss the recently announced option exchange program. We have provided below information you will need to participate in the conference call and workshops.

CONFERENCE CALL

A conference call to discuss the option exchange program will be held on Thursday, October 18, 2001 at 10:30 a.m. Eastern Time.

The toll-free call in number for U.S. and Canadian employees is _ _ _ _ _ _ _ _ _ _ _. The toll-free call in number for employees in the UK is _ _ _ _ _ _ _ _ _ _ _. The reduced toll call in number for employees in other areas of Europe is _ _ _ _ _ _ _ _ _ _ _. The toll call in number for all other employees is _ _ _ _ _ _ _ _ _ _ _.

The passcode for all participants is _ _ _ _ _ _ _ _.


WORKSHOPS

Employee workshops to discuss the option exchange program will be held on Monday, October 22, 2001, and Wednesday, October 24, 2001, at 10 a.m. and 2 p.m. Eastern Time.

McLean-based employees should go to room 4426 to participate in the workshops. Non-McLean based employees should dial either _ _ _ _ _ _ _ _ _ _ _ or
 _ _ _ _ _ _ _ _ _ _ and enter passcode _ _ _ _ _ _ _.

All employees will be able to find the presentation used during each workshop on the Intranet's main page on October 22.